Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-240323 and 333-236804 each on Form S-3 and Registration Statement Nos. 333-255773, 333-238123 and 333-230167 each on Form S-8 of our report dated March 31, 2022, relating to the financial statements of Kaleido Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 31, 2022